Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-04290, 333-52907, 333-83007, 333-55470, 333-65502, 333-95965 and 333-96969) of Tollgrade Communications, Inc. of our report dated October 11, 2007 relating to the financial statements of Broadband Test Systems, a division of Teradyne, Inc., which appears in this Current Report on
Form 8-K/A of Tollgrade Communications, Inc. dated October 11, 2007.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
October 11, 2007